Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS A 9.9% INCREASE IN REVENUES FOR Q1 2014 TO $602.3 MILLION

Plano, TX, May 6, 2014 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months ended March 31, 2014.

Cinemark Holdings, Inc.’s revenues for the three months ended March 31, 2014 increased 9.9% to $602.3 million from $547.8 million for the three months ended March 31, 2013. Admissions revenues increased 9.0% to $380.9 million and concession revenues increased 11.9% to $193.0 million. The average ticket price for the three months ended March 31, 2014 increased 1.6% to $6.19, concession revenues per patron increased 4.7% to $3.14 and attendance increased 7.1%.

Adjusted EBITDA for the three months ended March 31, 2014 was $128.6 million compared to $116.3 million for the three months ended March 31, 2013. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2014 increased 8.6% to $35.4 million compared to $32.6 million for the three months ended March 31, 2013. Diluted earnings per share for the three months ended March 31, 2014 was $0.31 compared to $0.28 for the three months ended March 31, 2013.

“Cinemark followed up a record 2013 performance with an impressive quarter, celebrating a record-setting first quarter with $602.3 million in total worldwide revenues”, stated Tim Warner, Cinemark’s Chief Executive Officer. “The North American industry also experienced robust growth, with box office performance up approximately 5.5% from last year, according to industry sources.”

As of March 31, 2014, Cinemark operated 486 theatres with 5,595 screens and had commitments to open 15 new theatres with 132 screens during the remainder of 2014 and ten additional new theatres with 107 screens subsequent to 2014.

Conference Call/Webcast – Today at 8:30AM ET

Telephone: via 888-755-8910 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 486 theatres with 5,595 screens in 40 U.S. states, Brazil, Argentina and 11 other Latin American countries as of March 31, 2014. For more information go to investors.cinemark.com.

Financial Contact:

Robert Copple – 972-665-1500 or investors@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or jmeredith@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 28, 2014 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2014	2013
Statement of income data:
Revenues
Admissions	$380,914	$349,414
Concession	193,023	172,396
Other	28,343	25,963

Total revenues	602,280	547,773
Cost of operations
Film rentals and advertising	200,657	179,992
Concession supplies	30,053	28,000
Facility lease expense	78,357	69,618
Other theatre operating expenses	140,283	127,221
General and administrative expenses	39,372	37,779
Depreciation and amortization	42,496	39,032
Impairment of long-lived assets	354	844
(Gain) loss on sale of assets and other	2,853	(342)

Total cost of operations	534,425	482,144

Operating income	67,855	65,629
Interest expense (1)	(28,480)	(32,606)
Distributions from NCM	9,497	6,103
Other income	7,686	4,554

Income before income taxes	56,558	43,680
Income taxes	20,862	10,618

Net income	$35,696	$33,062
Less: Net income attributable to noncontrolling interests	253	468

Net income attributable to Cinemark Holdings, Inc.	$35,443	$32,594

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.31	$0.28

Diluted	$0.31	$0.28

Weighted average diluted shares outstanding	114,610	113,979

Other financial data:
Adjusted EBITDA (2)	$128,555	$116,256

(1)	Includes amortization of debt issue costs and excludes capitalized interest.
(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of March 31,	As of December 31,
	2014	2013
Balance Sheet Data:
Cash and cash equivalents	$562,703	$599,929
Theatre properties and equipment, net	$1,435,101	$1,427,190
Total assets	$4,088,878	$4,144,163
Long-term debt, including current portion	$1,830,318	$1,832,800
Equity	$1,100,067	$1,102,417

	Three Months Ended March 31,
	2014	2013
Other operating data:
Attendance (patrons):
Domestic	40,600	34,668
International	20,918	22,751

Worldwide	61,518	57,419

Average ticket price (in dollars):
Domestic	$6.96	$6.76
International	$4.70	$5.06
Worldwide	$6.19	$6.09
Concession revenues per patron (in dollars):
Domestic	$3.58	$3.40
International	$2.27	$2.40
Worldwide	$3.14	$3.00
Average screen count (month end average):
Domestic	4,463	3,916
International	1,122	1,333

Worldwide	5,585	5,249

Segment Information

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2014	2013
Revenues
U.S.	$444,920	$366,363
International	160,192	184,193
Eliminations	(2,832)	(2,783)

Total revenues	$602,280	$547,773

Adjusted EBITDA
U.S.	$93,540	$80,078
International	35,015	36,178

Total Adjusted EBITDA	$128,555	$116,256

Capital expenditures
U.S.	$30,312	$6,156
International	22,494	30,733

Total capital expenditures	$52,806	$36,889

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
Net income	$35,696	$33,062
Income taxes	20,862	10,618
Interest expense	28,480	32,606
Other income	(7,686)	(4,554)
Depreciation and amortization	42,496	39,032
Impairment of long-lived assets	354	844
(Gain) loss on sale of assets and other	2,853	(342)
Deferred lease expenses - theatres(2)	555	(131)
Deferred lease expenses – DCIP equipment (3)	1,044	1,021
Amortization of long-term prepaid rents (2)	378	650
Share based awards compensation expense (4)	3,523	3,450

Adjusted EBITDA (1)	$128,555	$116,256

(1)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other income, depreciation and amortization, impairment of long-lived assets, (gain) loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.
(2)	Non-cash expense included in facility lease expense.
(3)	Non-cash expense included in other theatre operating expenses.
(4)	Non-cash expense included in general and administrative expenses.

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